Exhibit 10.6
PLANET BEACH FRANCHISING CORPORATION
2005 STOCK OPTION PLAN
AWARD AGREEMENT
     We are pleased to confirm that Planet Beach Franchising Corporation, a Delaware corporation (the “Company”) has granted you an option (the “Option”) to purchase shares of its common stock, par value $0.0001 per share (the “Shares”), subject to the terms and conditions of the Company’s 2005 Stock Option Plan (the “Plan”) and of this Award Agreement. Unless otherwise defined herein, all terms used in this Award Agreement shall have the same meanings as set forth in the Plan.
     Name of Participant: PARTICIPANT’S NAME
     Date of Award:
     Exercise price per share:      $3.50
     Total number of shares:
     1. Incentive Stock Options. It is intended that all or a portion of the Option qualify as an incentive stock option pursuant to Section 422 of the Internal Revenue Code (the “Code”) to the extent it meets the requirements thereof. Any portion of the Option that does not qualify as an incentive stock option shall be a nonqualified stock option.
     2. Vesting Schedule. The Option confirmed by this Award Agreement will vest according to the following schedule, provided, however, that you must be employed by the Company on each vesting date for that portion of the Option to vest: (i) 25 percent on the first anniversary of the date of the award of the Options and (ii) the balance in equal monthly increments on the last day of each of the succeeding 36 months. Notwithstanding the previous sentence, all unvested shares will immediately vest upon a Change in Control or upon your death or Disability.
     3. Method of Exercising Option. The Option may be exercised in whole or in part by delivery to the Company, at its offices in Marrero, Louisiana of (i) written notice identifying the Option and stating the number of Shares with respect to which it is being exercised, (ii) payment in full of the exercise price of the Shares then being acquired and any applicable income or employment taxes, and (iii) execution of an Investment Representation Statement substantially in the form reasonably required by the Company if the Company’s stock has not been registered under the Securities Act of 1933, as amended, at the time of the exercise. The Company shall have the right to delay the issue or delivery of any shares to be delivered hereunder until (i) the completion of such registration or qualification of the Shares under federal, state or foreign law, ruling or regulation as the Company shall deem to be necessary or advisable, and (ii) receipt from the Participant of such documents and information as the Company may deem necessary or appropriate in connection with such registration or qualification or the issuance of shares hereunder.
     4. Expiration Date. Upon a Change of Control of the Company, any portion of this Option that would be a parachute payment shall expire on the date that is 90 days after the date of the Change of Control unless you agree to submit the relevant portion of the Option for approval by more than 75% of the Company’s stockholders (determined as required by the relevant guidelines under Section 280G of the Code). The italicized words in the preceding sentence shall have the same meaning as in the relevant guidelines under Section 280G of the Code. Upon your death or Disability or other termination of employment in accordance with and upon the terms and conditions as set forth in the Plan. In all other events, and notwithstanding anything herein contained to the contrary, this Option shall expire on the tenth anniversary of the date of the award of the Option.
     5. Resale Limitations. The Company’s Common Stock issued upon the exercise of an Option are deemed to be restricted securities as defined in Section 144 of the Securities Act of 1933, as amended (the “Act”). Resales of Common Stock issued upon the exercise of an Option must be in compliance with the registration requirements of the Act or an exemption from those requirements.
     6. Antidilution Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, issuance or repurchase of stock or securities convertible into or exchangeable for shares of the Company’s common stock, grants of options, warrants or rights to purchase the Common Stock (other than under the Plan), extraordinary distribution with respect to the common stock, or other change in corporate structure affecting the common stock after the date of this Award Agreement, then the Committee may (i) make such substitutions or adjustments in the number of shares and/or the exercise price specified in paragraph 1 above, (ii) make such other substitutions or adjustments in the consideration receivable by the Company upon exercise of the Option, or (iii) take such other action as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to the Option shall always be a whole number. This Award Agreement has taken into account and made appropriate adjustments for the merger of Planet Beach Franchising Corporation, a Nevada corporation, into the Company.
     7. Plan and Award Amendments. You agree that the Plan may be amended at any time, one or more times, with the written approval of the Company and holders of two-thirds of the Options then outstanding under the Plan, whether or not fully vested and that any such amendment shall be binding upon you, your successors and assigns whether or not you have approved the amendment and whether or not it supersedes any contrary provisions of this Agreement (other than the date of award, amount and exercise price of the Option).
     8. Assignment. You may not assign or otherwise transfer this Award Agreement other than by bequest or the laws of descent and distribution.

     9. Entire Agreement. This Award Agreement together with the Plan contains the entire agreement of the parties and supersedes all prior and contemporaneous agreements and understandings, oral or otherwise, among them with respect to the matters contained in this agreement.
     By your signature and the signature of the Company’s representative below, you and the Company agree that the Option which has been awarded to you under this Award Agreement is subject to the terms and conditions of the Plan as from time to time amended. As provided in the Plan, you hereby agree to accept as binding any decision of the Committee with respect to the interpretation of the Plan and this Award Agreement, or any other matters associated therewith. In case of any conflict between this Award Agreement and the Plan, the terms of the Plan shall control. You further agree to notify the Company as soon as possible upon any change in your residential address, as indicated above.
     IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed as of ______, 2010.

PLANET BEACH FRANCHISING CORPORATION
By:

     The undersigned Participant hereby accepts the foregoing Option and agrees to the several terms and conditions of this Award Agreement and of the Plan.

PARTICIPANT’S NAME

Date: ______________________

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